Exhibit 99.01

Palisade Bio Announces $4 Million Private Placement Priced At-The- Market Under Nasdaq Rules

Carlsbad, CA – May 2, 2024 – Palisade Bio, Inc. (Nasdaq: PALI), a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases, is announcing today that it has entered into a definitive agreement with an institutional investor for the purchase of 615,242 shares of common stock (or certain pre-funded warrants in lieu thereof) in a private placement at a purchase price per share of $6.5015, priced at-the-market under Nasdaq rules. The Company expects to receive gross proceeds of approximately $4 million, before deducting placement agent fees and other offering expenses payable by the Company.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the offering.

The company intends to use the net proceeds from the financing for working capital and general corporate purposes.

The company has also agreed to issue to the investor, unregistered warrants to purchase up to 922,863 shares of common stock (the “Common Warrants”). These Common Warrants will have a term of seven (7) years and an exercise price of $6.314 per share. The closing of the offering is expected to take place on or about May 6, 2024, subject to the satisfaction of customary closing conditions.

The shares of common stock, pre-funded warrants, and Common Warrants (and the shares of common stock underlying such pre-funded warrants and Common Warrants) are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated thereunder, and such securities have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock and shares of common stock issuable upon the exercise of the pre-funded warrants and Common Warrants no later than 10 calendar days following the closing and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days after the date of such agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases. The Company believes that by using a targeted approach with its novel therapeutics it will transform the treatment landscape. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to maintain the Nasdaq listing of our securities; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic or any global event on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its nonclinical and clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to secure additional financing to fund future operations and development of its product candidates. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com